Exhibit 99.1

This statement on Form 4 is filed jointly by each of the undersigned.  The principal business address of each of these reporting persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: Oaktree Capital Group Holdings GP, LLC

Date of Event Requiring Statement: January 7, 2014

Issuer Name: Masonite International Corporation [DOOR]

OAKTREE FUND GP I, L.P.

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Authorized Signatory

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	OCM Holdings I, LLC
Its:	General Partner

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

OCM HOLDINGS I, LLC

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

OAKTREE HOLDINGS, LLC

By:	Oaktree Capital Group, LLC
Its:	Managing Member

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

By:	/s/ Philip McDermott
Name:	Philip McDermott
Title:	Assistant Vice President